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                                                                     Exhibit 4.4
                              ALLOCATION AGREEMENT


         THIS ALLOCATION AGREEMENT (the "Agreement") is entered into this ___ day of August, 1996 by and among Edwin M. Roth, Corey B. Roth, John H. Ehlert, David F. Spink, CEW Partners and Martin Trust (individually, a "Purchaser" and collectively, "Purchasers").

                                    RECITALS
                                    --------

         1. Specialty Chemical Resources, Inc., a Delaware corporation (the "Company") intends to distribute to the record holders of its Common Stock, par value $.10 per share (the "Common Stock"), subscription rights (the "Rights") to subscribe for and purchase up to $4,000,000 principal amount of the Company's Convertible Subordinated Notes due 2006 (the "Notes").

         2. The Company has filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the offering and sale of the Notes and the Rights with respect to same (the "Rights Offering"). The Prospectus included with the Registration Statement sets forth the terms of the Rights Offering (the "Prospectus").

         3. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Prospectus.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereto, and other good and valuable consideration and subject to the conditions hereof, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. ALLOCATION. Each of the Purchasers agrees that the Notes collectively purchased by the Purchasers shall be allocated among the Purchasers as follows:

                  (a) Each of the Purchasers presently intends, but is not obligated, to execute to the fullest extent his or its Rights to subscribe for and to purchase the Notes.

                  (b) Immediately following completion of the Rights Offering, the Purchasers, by transfers among themselves, shall allocate the Notes purchased by them such that the Roth Group (as defined below), CEW Partners and Martin Trust will each own one-third (1/3) of such Notes, subject to the provisions of Sections 1(c) and 1(d) below. The "Roth Group" means Edwin M. Roth, Corey B. Roth and John Ehlert collectively.

                  (c) David A. Spink shall be allocated up to $200,000 principal amount of the Notes prior to the allocation provided for in Section 1(b) above and subject to the prior approval of the Roth Group, CEW and Martin Trust.

                  (d) Notwithstanding the provisions of Section 1(b) above, the Roth Group shall not be required to purchase more than $1,000,000 principal amount of the Notes. In the



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         event that the allocation set forth in Section 1(b) above results in an allocation of more than $1,000,000 principal amount of the Notes to the Roth Group, then one-half (1/2) of the principal amount of the Notes which exceeds $1,000,000 (the "Excess") shall be allocated to, and purchased by, CEW Partners and one-half (1/2) of the Excess shall be allocated to, and purchased by, the Martin Trust.

         2. Closing.
            --------
                  (a) The closing of the transactions provided for in this Agreement (the "Closing") will take place at the offices of Benesch, Friedlander, Coplan & Aronoff P.L.L., 2300 BP America Building, 200 Public Square, Cleveland, Ohio 44114 or at such other place as the parties hereto may mutually agree, (x) on the fifth (5th) business day following the Expiration Date or (y) at such other time and date as the parties hereto may designate by mutual consent.

                  (b) On the second (2nd) business day following the Expiration Date, the Company shall send notice to each Purchaser which sets forth the allocation of Notes provided for in Section 1 above (the "Allocation Notice"). At the Closing, each Purchaser will deliver that number of certificates representing the Notes, duly endorsed in blank, as is set forth opposite his or its name on the Allocation Notice as is necessary to fully effect the allocation set forth in this Agreement and each transferee of such Notes shall pay for such Notes at the Rights Offering price therefor.

         3. NOTICES. Any notice or other communication required or permitted hereunder must be in writing and delivered personally (including by courier), sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally, or if telegraphed, telexed or sent by facsimile transmission, when transmitted, or, if mailed, forty-eight (48) hours after the date of deposit in the United States first-class mail, certified or registered, return receipt requested, as follows:

                           Edwin M. Roth
                           Corey B. Roth
                           David F. Spink
                           John Ehlert
                           c/o Specialty Chemical Resources, Inc.
                           9100 Valley View Road
                           Macedonia, Ohio  44056

                           Telephone:       (216) 468-1380 (ext. 211)
                           Facsimile:       (216) 468-0287


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                           and to:

                           CEW Partners
                           45 Rockefeller Plaza, Suite 2500
                           New York, New York  10020

                           Telephone:       (212) 757-1544
                           Facsimile:       (212) 956-2644

                           and to:

                           Martin Trust
                           c/o Trust Investments
                           52 Stiles Road
                           Salem, New Hampshire  03079

                           Telephone:       (603) 898-2002
                           Facsimile:       (603) 898-6650

Any party may, by notice given in accordance with this Section 3 to the other party, designate another address or person for receipt of notices hereunder.

         4. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to the matters described herein, and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto.

         5. WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument will be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         6. GOVERNING LAW. This Agreement will be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Ohio (without regard to principles of conflicts of law), except to the extent that the Delaware General Corporation Law specifically and mandatorily applies to the issuance of the certificates representing the Notes and the terms thereof.

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         7. BINDING EFFECT; NO ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law; provided, however, that a Purchaser may assign all or a portion of his or its rights and obligations hereunder to an "Affiliate". The term "Affiliate" as used herein with respect to any person or entity shall mean (i) any person, corporation or other organization which, directly or indirectly, controls, is controlled by or is under common control with such person or entity, (ii) any trust or other estate in which such person, corporation or other organization has a beneficial interest or as to which such person, corporation or other organization serves as a trustee or any similar fiduciary capacity, (iii) any spouse of such person and any lineal descendants and ancestors of such person and such spouse and the spouses of any such lineal descendants and ancestors, and (iv) any trust solely for the benefit of the spouses and/or the lineal descendants and ancestors of such person.

         8. SEVERABILITY. In the event that any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts which together will constitute one and the same instrument.

         10. FURTHER ASSURANCES. Each party will, at the request of the other party, at any time and from time to time following the Closing, promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to confirm or carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

         11. NO THIRD-PARTY BENEFICIARIES. It is understood and agreed between the parties hereto that this Agreement and the representations, warranties and covenants made herein are made expressly and solely for the benefit of the other party hereto (or their respective successors or

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permitted assigns), and that no other person will be entitled or be deemed to be a third-party beneficiary of any party's rights under this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.


                                         --------------------------------------
                                         Edwin M. Roth, Individually


                                         --------------------------------------
                                         Corey B. Roth, Individually


                                         --------------------------------------
                                         John H. Ehlert, Individually


                                         --------------------------------------
                                         David F. Spink, Individually


                                         CEW PARTNERS

                                         By:
                                         --------------------------------------
                                         Name:
                                         --------------------------------------
                                         Title:
                                         --------------------------------------


                                         MARTIN TRUST

                                         By:
                                         --------------------------------------
                                         Name:
                                         --------------------------------------
                                         Title:
                                         --------------------------------------


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